Exhibit 99.1

VIRNETX RECEIVES MARKMAN ORDER
IN PATENT INFRINGEMENT ACTION AGAINST MICROSOFT

VirnetX Optimistic, Views Ruling as Very Favorable

SCOTTS  VALLEY, California-July 31, 2009 – VirnetX Holding Corporation (NYSE Amex: VHC) announced today that the United States District Court for the Eastern District of Texas, Tyler Division, issued its patent claim construction, or “Markman” Order (“Markman Order”) in the ongoing patent infringement action between VirnetX Inc. (“VirnetX”) and Microsoft Corporation (“Microsoft”).

In a Markman ruling, a district court hearing a patent infringement case interprets and rules on the scope and meaning of disputed patent claim language regarding the patents in suit.  A Markman decision is often a significant factor in the progress and outcome of patent infringement litigation.

In the recently issued Markman Order, the Court adopted interpretations that VirnetX believes are favorable to VirnetX on many of the claim terms that were in dispute in the litigation.

The litigation, which the company previously announced it had filed in February, 2007, involves Microsoft’s development and marketing of certain of its products that the company believes infringe three patents owned by VirnetX.

“We are extremely pleased with the Court’s Markman Order.  We remain confident in our position concerning Microsoft’s infringement of the patents at issue,” said Kendall Larsen, VirnetX’s chairman, president and CEO.  “While the outcome of this and any legal matter is unpredictable, we believe the Court’s Markman Order is another significant step towards the successful resolution of this litigation and further validates VirnetX’s ongoing commitment to the enforcement of our intellectual property and protection of our investment in patent-protected licensing and research and development.”

About VirnetX

VirnetX Holding Corporation, a secure real-time communications and collaboration technology company, is engaged in commercializing its patent portfolio by developing a licensing program, as well as developing software products designed to create a secure environment for real-time communications such as instant messaging and Voice over Internet Protocol.  The Company's patent portfolio includes over 25 U.S. and foreign patents and pending applications which specifically cover the Company's unique GABRIEL Connection Technology. For more information, please visit www.virnetx.com

Safe Harbor Statement

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results and actions of VirnetX to be materially different from the historical results or actions or from any future results or actions expressed or implied by such forward-looking statements. VirnetX’s actual results or actions including the final outcome of its legal action against Microsoft and the success of VirnetX’s litigation strategy in pursuing its patent infringement claims may differ significantly from the results discussed in the forward-looking statements as a result of a number of factors, including resolution of the remaining phases of the Microsoft action and possible appeals, VirnetX’s ongoing efforts to commercialize its products, the willingness of the parties VirnetX believes are infringing its patents to settle VirnetX’s claims against them, and the amount of litigation costs VirnetX must incur in order to pursue its patent infringement claims and the time spent pursuing such claims.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in VirnetX’s reports and registration statements filed with the Securities and Exchange Commission, most recently in the company’s Annual Report on Form 10-K filed on March 31, 2009 and the company’s Quarterly Report on Form 10-Q filed on May 11, 2009.

Contacts:

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com